                                                               EXHIBIT 99.(b)(4)
RAGEN MACKENZIE
INCORPORATED
MEMBER NEW YORK STOCK EXCHANGE



























                                      FAIRNESS OPINION TO THE GENERAL PARTNER OF
                                                 SUPER 8 MOTELS NORTHWEST I & II








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
TABLE OF CONTENTS

                                                      Section
                                                      -------
Executive Summary                                         1
Background of the Analysis                                2
Valuation Summary                                         3
Summary Valuation Matrix                                  4
Discounted Cash Flow Valuation                            5
Comparable Company Analysis                               6
Comparable Transaction Analysis                           7
Market Test                                               8
Appraisals                                                9
Historical and Projected Financial Statements            10
Opinion Letter                                           11
Engagement Letter                                        12








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                                       1

                               EXECUTIVE SUMMARY











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                                       2

EXECUTIVE SUMMARY

Based on our analysis, the consideration to be paid is fair to the unitholders from a financial point of view.

o Ragen MacKenzie has been engaged by Super 8 Motels Northwest I ("Super 8 I") and Super 8 Motels Northwest II ("Super 8 II" and collectively the "Partnerships") to render an opinion as to the fairness from a financial point of view, of the price to be paid per unit to the limited partners.

o Under the terms of the proposed transaction Columbus LLC will pay $1,609 per unit to the limited partners of Super 8 I and $1,343 per unit to the limited partners of Super 8 II.

o Based on our analysis we are of the opinion that the consideration to be paid by Columbus LLC is fair to the unitholders of Super 8 I and Super 8 II from a financial point of view.

o This opinion is necessarily based on economic, monetary and market conditions existing as of the date of the delivery of the opinion.









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

BACKGROUND OF THE ANALYSIS

In preparation for this Opinion Ragen MacKenzie, among other things, performed the following.

o      Reviewed the most current draft of the Merger Agreement dated December
       31, 1998;

o Reviewed certain other documents including a draft Proxy Statement relating to the merger into Columbus LLC.;

o Reviewed the Annual Reports to unitholders on Form 10K for the years 1995 through 1997 and certain interim reports to unitholders and Quarterly Reports on Form 10Q of the Partnerships;

o Reviewed with the General Partner, the operations, historical financial performance, financial condition and future prospects of the Partnerships;

o Reviewed certain financial results provided by the Partnerships and certain other relevant financial and operating data of the Partnerships made available from the internal records of the Partnerships;

o Reviewed certain financial analyses and forecasts for the Partnerships prepared by the General Partner;

o      Reviewed the trading history of the units;

o Compared to the Partnerships certain publicly available financial data of companies whose securities are publicly traded, which Ragen MacKenzie deemed generally comparable to the business of the Partnerships;

o Reviewed the financial terms, to the extent publicly available, of certain other business combinations that Ragen MacKenzie deemed generally relevant;



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

BACKGROUND OF THE ANALYSIS (cont.)

o Reviewed the appraisal methodology prepared by McKee & Schalka Appraisal Services and the values assigned to each of the properties;

o Analyzed the indications of interest for the Partnerships and affiliated companies during their recent marketing by Exvere;

o      Reviewed the competitive landscape and new entrants into the market;

o Performed and/or considered such other information, financial studies, analyses, inquiries, investigations, market and economic criteria as Ragen MacKenzie deemed appropriate.

Ragen MacKenzie assumed and relied upon, without independent verification, the accuracy and completeness of the information it reviewed for purposes of its opinion. With respect to the Partnerships' financial forecasts provided to Ragen MacKenzie by the General Partner, Ragen MacKenzie assumed that such forecasts have been reasonably prepared on bases reflecting the best currently available estimates and judgments, at the time of preparation of the separate future operating and financial performances of the Partnerships. Ragen MacKenzie did not assume any responsibility for or make or obtain any independent evaluation, appraisal or physical inspection of the assets or liabilities of the Partnerships.




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

VALUATION SUMMARY

Using assumptions provided to us by the General Partner of the Partnerships, Ragen MacKenzie conducted the following analyses:

DISCOUNTED CASH FLOW ANALYSIS

Using discounted cash flow analysis, Ragen MacKenzie estimated the present value of the future streams of after-tax cash flows that the Partnerships could produce over the years 1998-2003 on a stand-alone basis, under various circumstances. The analysis assumed that the Partnerships performed in accordance with the earnings forecasts of the General Partner for the full year 1998 and for the projected years 1999 through 2001. Assumptions for the outlying years were developed by Ragen MacKenzie based on discussions held with management. The terminal values were calculated using the perpetuity method projecting a perpetual stream of after-tax cash flows at real growth rates ranging from 0.0% to 1.0%. The cash flow streams and terminal values were then discounted to present values using different discount rates from 12.0% to 16.0%.

COMPARABLE TRANSACTION ANALYSIS

Ragen MacKenzie also analyzed selected transactions (the "Comparable Motel/Hotel Acquisitions") in which certain public and private companies (the "Acquiring Motel/Hotel Companies") acquired a single or multiple motel and/or hotel properties (the "Target Motel/Hotel Portfolios"). Ragen MacKenzie compared the purchase price paid in each Comparable Motel/Hotel Acquisitions with the latest twelve months or reported period, on an annualized basis, as a multiple of revenues and as a price per room. These calculations created the following range of multiples; a range of purchase price to Target Motel/Hotel Portfolios revenues of 2.5x to 4.1x, with a mean of 3.1x; a range of purchase price per Target Motel/Hotel Portfolios per room price of $22,900 to $51,000 ,with a mean of $28,100.




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

VALUATION SUMMARY (cont.)

COMPARABLE COMPANY ANALYSIS

Using publicly available information, Ragen MacKenzie compared selected financial information for the Partnerships with similar information for selected publicly-traded companies that Ragen MacKenzie deemed comparable (see "Comparable Company Descriptions"). This analysis showed aggregate values that resulted in an average (i) LTM Sales multiple of 2.3x; (ii) LTM EBITDA multiple of 7.0 x; (iv) LTM EBIT multiple of 7.3x. The reference range established based on this analysis does not factor in the management fees received by the Affiliated Companies.

CAPITALIZATION RATE ANALYSIS

Ragen MacKenzie also compared certain financial information relating to the Properties to certain publicly available information on recent purchase prices in the limited-service sector of motel and hotels in particular markets in which the Properties are located. Ragen MacKenzie analyzed the prevailing purchase capitalization rate (calculated by dividing property net operating income for the applicable trailing twelve month period by the purchase price paid) for the limited service sector. Ragen MacKenzie believes that these markets closely resemble the respective markets in which the Properties are located and are an appropriate basis for the comparison of values.

Applying this selected data to the applicable Properties' net operating income for the twelve months ended September, 30 1998, as adjusted to reflect management's pro forma adjustments and certain additional adjustments that Ragen MacKenzie deemed appropriate, yielded an aggregate range of values for the Properties of $8.1 million to $9.7 million with the mean being $8.8 million.





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

VALUATION SUMMARY (cont.)

MARKET TEST

Ragen MacKenzie also reviewed indications of interest received by the Partnership and the Affiliated Companies during the attempt to sell the Partnership to an unaffiliated third-party ("Potential Acquirers"). Ragen MacKenzie analyzed a pro-rata share of the proceeds to be received from such transaction by the Limited Partners. Ragen MacKenzie was not involved in determining the allocation. The allocation methodology is based upon the Exvere Valuations of the individual partnerships in relation to the entire portfolio of Affiliated Companies. Based upon these valuations Super 8 I represents 11.31% of the portfolio and Super 8 II represents 11.39% of the portfolio. The proceeds were then allocated to the Limited Partners in accordance with the Partnership Agreement.

APPRAISALS

Ragen MacKenzie also reviewed the appraisals of the Partnership properties prepared by McKee & Schalka Appraisal Service.




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

SUMMARY VALUATION MATRIX
($'s in 000's)

BELOW IS A SUMMARY OF THE AGGREGATE VALUES FOR THE TWO PARTNERSHIPS DERIVED USING THE VARIOUS VALUATION METHODOLOGIES.

                            Discounted          Comparable           Precedent        Capitalization
                             Cash Flow           Companies          Transactions            Rate          Market Test     Appraisals
                             ---------           ---------          ------------            ----          -----------     ----------
Super 8 Northwest I      $9,400 - $13,200     $7,000 - $8,900     $4,800 - $12,600     $8,100 - $9,700   $8,500 - $9,600    $12,300
Super 8 Northwest II      6,600 -   9,300      7,400 -  9,200      5,800 -  13,200      5,900 -  7,300    8,500 -  9,700      8,800

BELOW IS A SUMMARY OF THE FINANCIAL AND OPERATING DATA USED IN OUR ANALYSIS. SEE HISTORICAL AND PROJECTED FINANCIAL STATEMENTS FOR MORE DETAILED INFORMATION.

SUPER 8 NORTHWEST I

                        LTM           LTM          LTM
                      REVENUE       EBITDA        EBIT       ROOMS
                      -------       ------        ----       -----
    SeaTac             $2,023        $918         $865        120
    Federal Way        $1,042        $348         $305         90
                       ------      ------       ------        ---
    Total NW I         $3,065      $1,267       $1,170        210
                       ======      ======       ======        ===


SUPER 8 NORTHWEST II

                        LTM           LTM          LTM
                      REVENUE       EBITDA        EBIT       ROOMS
                      -------       ------        ----       -----
     Portland         $1,515         $698         $683        80
     Bremerton          $744         $210         $175        77
     Yakima             $969         $363         $268        95
                      ------       ------       ------       ---
     Total NW II      $3,228       $1,271       $1,125       252
                      ======       ======       ======       ===






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

DISCOUNTED CASH FLOW

Ragen MacKenzie prepared a discounted cash flow analysis of the projected performance of Super 8 Northwest I and II as summarized below. This model has been prepared based on 1998 through 2003 projections prepared by the General Partner and provided to Ragen MacKenzie. The projections are based on the assumption that Super 8 Northwest I and II are operated on a stand-alone basis. Ragen MacKenzie has relied on the General Partner to assess the achievability of these forecasts.

The discounted cash flow model was developed using the following key assumptions:

    ASSUMPTION                    COMMENTS
    ----------                    --------
    PLANNING PERIOD               Cash Flows were projected for the years 1998
                                  through 2003.

    REVENUE GROWTH                Revenue growth beyond 2001 has been projected
                                  at 0% for the planning period based on
                                  discussions with management.

    FRANCHISE FEES                After the consummation of the transaction
                                  the franchise fees for the properties will
                                  increase to 8% of revenues from the current
                                  5%.

    TERMINAL VALUE                In estimating the terminal value, Ragen
                                  MacKenzie used the Perpetuity Method. This
                                  method assumes that free cash flows grows in
                                  perpetuity by some rate which usually is
                                  reflective of the long-term assessment of GDP
                                  growth. Ragen MacKenzie projected the real
                                  growth rate at from 0.0% to 1.0%.

    DISCOUNT RATE                 Ragen MacKenzie employed a range of
                                  discount rates based on an analysis of the
                                  company's weighted average cost of capital
                                  ("WACC"). The average Beta of the comparable
                                  companies is 0.75 with a range of .65 to 1.01.
                                  Assuming a standard risk premium and including
                                  a premium for size and liquidity, the range of
                                  discounts assumed was 12.0% to 16%.





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DISCOUNTED CASH FLOW  (cont.)
($'s in 000's)

Based upon the Discounted Cash Flow Analysis, the implied equity value range for the Super 8 I is $9.4 to $ 13.2 million.

SUPER 8 NORTHWEST I

                                  PRESENT VALUE OF TERMINAL VALUE
DISCOUNT  PRESENT VALUE         -----------------------------------
  RATE    CASH FLOWS            0.0%           0.5%            1.0%
  ----    ----------            ----           ----            ----
  12.0%     $5,765             6,795          7,091           7,413
  13.0%     $5,624             5,947          6,185           6,442
  14.0%     $5,488             5,238          5,432           5,641
  15.0%     $5,358             4,639          4,799           4,970
  16.0%     $5,232             4,129          4,262           4,404

                                      TOTAL NET PRESENT VALUE
DISCOUNT  PRESENT VALUE         ----------------------------------
  RATE    CASH FLOWS            0.0%           0.5%           1.0%
  ----    ----------            ----           ----           ----
  12.0%     $5,765             12,560         12,856         13,178
  13.0%     $5,624             11,571         11,809         12,066
  14.0%     $5,488             10,862         11,056         11,265
  15.0%     $5,358              9,997         10,157         10,328
  16.0%     $5,232              9,361          9,494          9,636

Based upon the Discounted Cash Flow Analysis, the implied equity value range for the Super 8 II is $6.6 to $ 9.3 million.





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

DISCOUNTED CASH FLOW  (cont.)
($'s in 000's)

Based upon the Discounted Cash Flow Analysis, the implied equity value range for the Super 8 II is $6.6 to $ 9.3 million.

SUPER 8 NORTHWEST II

                               PRESENT VALUE OF TERMINAL VALUE
DISCOUNT  PRESENT VALUE        --------------------------------
  RATE    CASH FLOWS           0.0%          0.5%          1.0%
  ----    ----------           ----          ----          ----
  12.0%     $3,976            4,891         5,104         5,336
  13.0%     $3,881            4,281         4,452         4,637
  14.0%     $3,789            3,770         3,910         4,060
  15.0%     $3,700            3,339         3,454         3,578
  16.0%     $3,615            2,972         3,068         3,170


                                    TOTAL NET PRESENT VALUE
DISCOUNT  PRESENT VALUE        --------------------------------
  RATE    CASH FLOWS           0.0%          0.5%          1.0%
  ----    ----------           ----          ----          ----
  12.0%     $3,976            8,868         9,080         9,312
  13.0%     $3,881            8,161         8,333         8,518
  14.0%     $3,789            7,651         7,791         7,941
  15.0%     $3,700            7,471         7,610         7,761
  16.0%     $3,615            6,587         6,683         6,786




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

COMPARABLE TRANSACTION ANALYSIS
($'s in 000's)

Based upon the Comparable Transaction Analysis, the implied equity value range for the Super 8 I is $4.8 to $12.6 million.

SUPER 8 NORTHWEST I - AGGREGATE VALUES BASED ON PRICE PER ROOM AND REVENUE MULTIPLES.

                                              Comparable Transactions
           --------------------------------------------------------------------------------------------------
                          Private Transactions(a)
           ---------------------------------------------------------  ---------------------------------------
           All Economy Hotel/Motels              Super 8                      Public Transactions(b)
           -------------------------    ----------------------------  ---------------------------------------
                                                                                                    Aggregate
                  Selling  Price Per             Selling   Price Per          Selling   Price Per     Value/
           Rooms   Price     Room       Rooms     Price      Room     Rooms    Price      Room       Revenue
           -----   -----     ----       -----     -----      ----     -----    -----      ----       -------
High        93    $3,600    $38.71       93      $3,600     $38.71     239    $39,761    $51.09        4.1
Median      99    $2,395    $25.18       61      $1,430     $28.13     126     $7,500    $37.65        3.1
Low         78    $1,892    $22.91       49      $1,367     $26.93      92     $4,700    $33.60        2.5

                                                       Aggregate Value
            ------------------------------------------------------------------------------------------------
               Private Transactions - Price Per Room(a)                          Public Transactions(b)
            ---------------------------------------------                 ----------------------------------
            All Economy Hotel/Motels              Super 8                 Price Per Room             Revenue
            ------------------------              -------                 --------------             -------
High                 $8,129                        $8,129                     $10,730                 12,565
Median               $5,287                        $5,907                      $7,906                  9,347
Low                  $4,811                        $5,656                      $7,056                  7,662

(a) Purchases by private companies. Source : Lodging Econometrics survey of 1998 Limited Service/Economy Hotel Sales

(b) Purchases by public companies. Source: ComScan M&A Desk - public company transactions 1993-1998. Note: a discount was taken on the public company transactions due to the size, type and age of the properties.





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
Comparable Transaction Analysis
($'s in 000's)

Based upon the Comparable Transaction Analysis, the implied aggregate value range for the Super 8 II is $5.7 to $13.2 million.

SUPER 8 NORTHWEST II - AGGREGATE VALUES BASED ON PRICE PER ROOM AND REVENUE MULTIPLES.

                                              Comparable Transactions
           --------------------------------------------------------------------------------------------------
                          Private Transactions(a)
           ---------------------------------------------------------  ---------------------------------------
           All Economy Hotel/Motels              Super 8                      Public Transactions(b)
           -------------------------    ----------------------------  ---------------------------------------
                                                                                                    Aggregate
                  Selling  Price Per             Selling   Price Per          Selling   Price Per     Value/
           Rooms   Price     Room       Rooms     Price      Room     Rooms    Price      Room       Revenue
           -----   -----     ----       -----     -----      ----     -----    -----      ----       -------

High        93    $3,600    $38.71        93     $3,600     $38.71     239    $39,761    $51.09         4.1
Median      99    $2,395    $25.18        61     $1,430     $28.13     126    $ 7,500    $37.65         3.1
Low         78    $1,892    $22.91        49     $1,367     $26.93      92    $ 4,700    $33.60         2.5

                                                       Aggregate Value
            ------------------------------------------------------------------------------------------------
               Private Transactions - Price Per Room(a)                          Public Transactions(b)
            ---------------------------------------------                 ----------------------------------
            All Economy Hotel/Motels              Super 8                 Price Per Room             Revenue
            ------------------------              -------                 --------------             -------
High                $9,755                         $9,755                     $12,875                13,234
Median              $6,344                         $7,088                     $ 9,487                 9,845
Low                 $5,774                         $6,787                     $ 8,467                 8,070

(a) Purchases by private companies. Source : Lodging Econometrics survey of 1998 Limited Service/Economy Hotel Sales

(b) Purchases by public companies. Source: ComScan M&A Desk - public company transactions 1993-1998.

       Note: a discount was taken on the public company transactions due to the size, type and age of the properties.



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

COMPARABLE COMPANY DESCRIPTIONS

Ragen MacKenzie identified a group of comparable companies. These companies were selected based on the similar room offering.

The following table provides a summary description of the companies used:

AMERIHOST PROPERTIES, INC.    Amerihost Properties Inc. is engaged in the
                              development, construction, operation and
                              management of AmeriHost Inn and other hotels.

CANDLEWOOD HOTEL              Candlewood Hotel Company, Inc. develops,
COMPANY                       constructs, owns, operates, manages and
                              franchises a nationwide hotel chain under the name
                              Candlewood Hotel.

CHOICE HOTELS                 CHH is engaged in the business of franchising
INTERNATIONAL                 hotels under the Clarion, Quality, Comfort, Sleep
                              Inn, Rodeway, Econo Lodge and Mainstay brands in
                              all 50 states and 32 additional countries.

RED ROOF INNS                 RRI is an owner/operator of economy hotels in the
                              United States, with 259 inns containing over
                              29,600 rooms in 35 states, located throughout the
                              Midwest, East, South and Gulf Coast regions.

SHOLODGE Sholodge Inc. develops, owns and operates all-suites hotels under the Sumner Suites brand name, and is an operator and the exclusive franchiser of Shoney's Inns.

SUBURBAN LODGES               SLAM develops, owns, manages and franchises
OF AMERICA                    Suburban Lodge facilities, which are economy
                              extended stay lodging facilities.

Sunburst HOSPITALITY CORP.    SNB owns and operates hotels in the United States.
                              As of 2/98, SNB's portfolio Included 81 hotels
                              open with 11,380 rooms in 28 states and 16 hotels
                              under construction.

SUPERTEL HOSPITALITY          Supertel Hospitality develops, acquires,
                              constructs and operates economy-class motels as a
                              franchisee of Super 8 Motels, Comfort Inn Motels,
                              River Valley Suites and Wingate Inns.




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
COMPARABLE COMPANY ANALYSIS

The companies were chosen based among other things on their participation in the limited service sector, size and quality of assets.

ANALYSIS OF COMPARABLE COMPANIES

                                                     AGGREGATE VALUE AS
                                                       MULTIPLE OF LTM
                                  STOCK PRICE    --------------------------
COMPANY NAME                       (12/29/98)    SALES    EBIT       EBITDA
------------                       ----------    -----    ----       ------
Amerihost                              3.25       1.2      NMF         9.7

Candlewood Hotel Co.                   5.50       1.1      NMF         NMF

Choice Hotels Int'l                   12.94       4.3      NMF         NMF

Red Roof Inns                         16.13       2.6      9.1         6.7

ShoLodge                               5.75       2.2      7.2         5.3

Signature Inns, Inc.                   3.00       1.4      5.3         3.7

Suburban Lodges of America             7.75       2.0      NMF        10.4

Sunburst Hospitality                   3.94       1.8      NMF         7.3

Supertel Hospitality                   9.38       1.9      7.7         5.7




High                                              4.3       9.1     10.4

Low                                               1.1       5.3      3.7

Mean                                              2.3       7.3      7.0

Mean (excl. High & Low)                           1.9       7.4      6.9



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                                       16

($'s in 000's)

Based upon the Comparable Company Analysis, the implied aggregate value range for the Super 8 I is $7.0 to $8.9 million and the value range for the Super 8 II is $7.4 to $9.2 million.

Note that the Comparable Companies are operating companies and not stand-alone properties. The operating companies would typically warrant a premium.

VALUATION BASED ON COMPARABLE COMPANIES' RESPECTIVE MEAN MULTIPLES.

                   Revenue                      EBITDA                       EBIT
             --------------------        --------------------        --------------------
               LTM          Value          LTM          Value          LTM          Value
             ------        ------        ------        ------        ------        ------
NW I         $3,065        $7,031        $1,267        $8,866        $1,170        $8,530
NW II        $3,228        $7,406        $1,308        $9,153        $1,124        $8,192

Note: The comparable Company Analysis values the partnerships based on historical performance only. Future performance is not taken into consideration. This fact leads to a similar valuation between the two partnerships.




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                                       17

CAPITALIZATION RATE ANALYSIS
($'s in 000's)

Ragen MacKenzie used a range of capitalization rates deemed applicable and applied them at the property level to determine a valuation.

Based on the Capitalization Rate analysis, the implied aggregate value range for Super 8 I is $8.1 to $9.7 million.

SUPER 8 NORTHWEST I

                                                        CAPITALIZATION RATES
                                 -------------------------------------------------------------------
SEA-TAC                            10.5%          11.0%          11.5%          12.0%          12.5%
                                 -------------------------------------------------------------------
                     NOI                                     VALUATION
                    --------------------------------------------------------------------------------
    1997            726.1        6,914.8        6,600.5        6,313.5        6,050.4        5,808.4
LTM 1998            778.1        6,860.7        6,548.9        6,264.1        6,003.1        5,763.0



                                                        CAPITALIZATION RATES
                                 -------------------------------------------------------------------
FEDERAL WAY                        10.5%          11.0%          11.5%          12.0%          12.5%
                                 -------------------------------------------------------------------
                     NOI                                    VALUATION
                    --------------------------------------------------------------------------------
    1997            292.0        2,781.0        2,654.5        2,539.1        2,433.3        2,336.0
LTM 1998            252.0        2,813.2        2,685.3        2,568.5        2,461.5        2,363.0




                                                       CAPITALIZATION RATES
                                 -------------------------------------------------------------------
TOTAL SUPER 8 NORTHWEST I          10.5%          11.0%          11.5%          12.0%          12.5%
                                 -------------------------------------------------------------------
                     NOI                                    VALUATION
                  ----------------------------------------------------------------------------------
    1997          1,018.1        9,695.7        9,255.0        8,852.6        8,483.8        8,144.4
LTM 1998          1,015.8        9,673.9        9,234.2        8,832.7        8,464.6        8,126.1




                                                    Ragen MacKenzie Incorporated
                                                              Investment Banking

CAPITALIZATION RATE ANALYSIS
($'s in 000's)

Based on the Capitalization Rate analysis, the implied aggregate value range for Super 8 II is $5.9 to $7.3 million.

SUPER 8 NORTHWEST II

                                                        CAPITALIZATION RATES
                                 -------------------------------------------------------------------
PORTLAND                           10.5%          11.0%          11.5%          12.0%          12.5%
                                 -------------------------------------------------------------------
                      NOI                                    VALUATION
                    --------------------------------------------------------------------------------
    1997            596.8        5,683.8        5,425.5        5,189.6        4,973.3        4,774.4
    1998            638.1        6,077.1        5,800.9        5,548.7        5,317.5        5,104.8

                                                        CAPITALIZATION RATES
                                 -------------------------------------------------------------------
YAKIMA                             10.5%          11.0%          11.5%          12.0%          12.5%
                                 -------------------------------------------------------------------
                      NOI                                    VALUATION
                    --------------------------------------------------------------------------------
    1997             47.5          452.4          431.8          413.0          395.8          380.0
    1998             53.5          509.5          486.4          465.2          445.8          428.0

                                                        CAPITALIZATION RATES
                                 -------------------------------------------------------------------
BREMERTON                          10.5%          11.0%          11.5%          12.0%          12.5%
                                 -------------------------------------------------------------------
                      NOI                                    VALUATION
                    --------------------------------------------------------------------------------
    1997             87.3          831.4          793.6          759.1          727.5          698.4
    1998             69.3          660.0          630.0          602.6          577.5          554.4

                                                        CAPITALIZATION RATES
                                 -------------------------------------------------------------------
TOTAL SUPER 8 NORTHWEST II         10.5%          11.0%          11.5%          12.0%          12.5%
                                 -------------------------------------------------------------------
                      NOI                                    VALUATION
                    --------------------------------------------------------------------------------
    1997            731.6        6,967.6        6,650.9        6,361.7        6,096.7        5,852.8
    1998            766.9        7,303.9        6,971.9        6,668.8        6,390.9        6,135.3


                                                    Ragen MacKenzie Incorporated
                                                              Investment Banking

MARKET TEST
($'s in 000's)

Based on Market Test and the allocation formula developed independently by Exvere, the implied aggregate value range for Super 8 I is $8.5 to $9.6 million and for Super 8 II is $8.5 to $9.7 million.

The Partnerships and affiliated companies received several indications of interest from potential acquirers during the most recent marketing phase. Ragen MacKenzie analyzed these indications of interest collected by Exvere and provided to Ragen MacKenzie by the General Partner and developed a range of implied values for the Partnerships based on the pro rata valuations of the Partnerships developed by Exvere.

SEATTLE NORTHWEST I

                                 EXVERE VALUATION
                            ---------------------------
                              Total
                            Portfolio      NWI      %
                            ---------    ------   -----
                             $92,300     10,439   11.3%

                        AGGREGATE          PRO RATA                              PRO RATA
POTENTIAL PURCHASER   PURCHASE PRICE         VALUE               DEBT          EQUITY VALUE
-------------------   --------------         -----               ----          ------------
ROYOP                    $85,000            $ 9,614            $ 1,306            $ 8,308
AROSA                     85,000              9,614              1,306              8,308
VAGABOND                  75,000              8,483              1,306              7,177
PACIFICA HOST             75,000              8,483              1,306              7,177



SEATTLE NORTHWEST II

                                 EXVERE VALUATION
                            ---------------------------
                              Total
                            Portfolio     NWII      %
                            ---------    ------   -----
                           $ 92,300      10,500   11.4%


                        AGGREGATE           PRO RATA                              PRO RATA
POTENTIAL PURCHASER   PURCHASE PRICE      AGGR. VALUE            DEBT           EQUITY VALUE
-------------------   --------------      -----------            ----           ------------
ROYOP                    $85,000            $ 9,670            $ 2,266            $ 7,404
AROSA                     85,000              9,670              2,266              7,404
VAGABOND                  75,000              8,532              2,266              6,266
PACIFICA HOST             75,000              8,532              2,266              6,266







                                                    Ragen MacKenzie Incorporated
                                                              Investment Banking

APPRAISALS

The appraisals of each of the properties was conducted by McKee & Schalka Appraisal Services. For this analysis Ragen MacKenzie relied without independent verification, on the accuracy and completeness of all information in the appraisals. Ragen MacKenzie did not conduct any independent appraisals.

SEATTLE NORTHWEST I                     SEATTLE NORTHWEST II
-------------------                     --------------------

Property          Appraisal             Property           Appraisal
--------          ---------             --------           ---------
Sea-Tac        $ 8.3 million            Portland         $5.3 million
Federal Way    $ 4.0 million            Yakima           $2.1 million
               -------------            Bremerton        $1.4 million
                                                         ------------
TOTAL          $12.3 MILLION            TOTAL            $8.8 MILLION




                                                    Ragen MacKenzie Incorporated
                                                              Investment Banking

HISTORICAL AND PROJECTED INCOME STATEMENTS

SUPER 8 MOTELS NORTHWEST I (CONSOLIDATED)                             FINANCIALS

COMPANY'S STATEMENTS OF ANNUAL EARNINGS ($ THOUS.)

                                                      HISTORICAL                  SEPT. 30
                                        ---------------------------------------------------
                                           1995          1996          1997          1998
                                        ---------------------------------------------------
REVENUE                                  2,701.3       2,976.4       2,980.6       3,064.6
   rooms                                 2,544.7       2,859.3       2,857.1       2,946.1
   other motel related                     156.5         117.1         123.5         118.5

  DIRECT OPER. EXP.                      1,054.8         952.2       1,032.8       1,122.8
   payroll & related                       539.4         495.9         548.7         590.7
   supplies & maintenance                  132.0         134.2         145.0         180.0
   utilities                               160.1         154.2         159.2         160.2
   other motel related                     223.3         167.9         179.9         191.9

GROSS PROFIT                             1,646.4       2,024.2       1,947.8       1,941.8
     Gross Margin                          60.9%         68.0%         65.3%         63.4%

  INDIRECT OPER. EXP.                      471.5         403.1         446.1         402.1
   taxes & fees                            230.2         172.8         201.5         198.5
   advertising & promo.                    175.1         156.2         167.9         143.9
   bank & credit card chgs                   0.0           0.0           0.0           0.0
   other motel related                      66.2          74.2          76.7          59.7
   % of sales                              17.5%         13.5%         15.0%         13.1%

MGMT. & FRANCHISE FEES                     236.9         263.0         262.1         273.1
   % of sales                               8.8%          8.8%          8.8%          8.9%

EBITDA                                     938.0       1,358.1       1,239.6       1,266.6
   % of sales                              34.7%         45.6%         41.6%         41.3%

  DEPREC./AMORT.                           131.8         150.0          87.2          96.2

EBIT                                       806.2       1,208.1       1,152.4       1,170.4
   % of sales                              29.8%         40.6%         38.7%         38.2%

  INTEREST EXPENSE                         105.1         127.8         123.4         129.4
  INTEREST INCOME                            0.0           2.9           0.0           0.0
  LEASE EXPENSE                              0.0           0.2           0.0           1.0
  OTHER INC/EXP                              0.0          (5.4)        (10.9)         (9.9)

EBT                                        701.1       1,077.6       1,018.1       1,030.1

  TAXES FED/ST.                              0.0           0.0           0.0           0.0
  EXTRAORDINARY                              0.0           0.0           0.0           0.0

EAT                                        701.1       1,077.6       1,018.1       1,030.1
  % ROS                                    26.0%         36.2%         34.2%         33.6%

PROGRAMMED MAINTENANCE                     460.3         105.2          53.0         221.7
-------------------------------------------------------------------------------------------


                                                             PROJECTED YEAR-END DECEMBER 31,
                                     -----------------------------------------------------------------------------
                                        1998          1999          2000          2001          2002         2003
                                     -----------------------------------------------------------------------------
REVENUE                               3,054.9       3,124.0       3,168.0       3,212.0      3,255.2      3,299.1
   rooms                              2,931.4       3,000.5       3,044.5       3,088.5      3,131.7      3,175.6
   other motel related                  123.5         123.5         123.5         123.5        123.5        123.5

  DIRECT OPER. EXP.                   1,136.1       1,056.5       1,069.2       1,092.7      1,114.6      1,136.9
   payroll & related                    603.5         561.3         568.0         580.5        592.1        604.0
   supplies & maintenance               159.5         148.4         150.1         153.4        156.5        159.6
   utilities                            175.2         162.9         164.9         168.5        171.9        175.3
   other motel related                  197.9         184.0         186.2         190.3        194.1        198.0

GROSS PROFIT                          1,918.8       2,067.5       2,098.8       2,119.3      2,140.6      2,162.2
     Gross Margin                       62.8%         66.2%         66.2%         66.0%        65.8%        65.5%

  INDIRECT OPER. EXP.                   446.1         397.4         400.1         404.4        408.4        412.5
   taxes & fees                         201.5         182.6         183.5         185.2        186.7        188.3
   advertising & promo.                 167.9         153.5         154.2         155.5        156.7        157.9
   bank & credit card chgs                0.0           0.0           0.0           0.0          0.0          0.0
   other motel related                   76.7          61.3          62.5          63.7         65.0         66.3
   % of sales                           14.6%         12.7%         12.6%         12.6%        12.5%        12.5%

MGMT. & FRANCHISE FEES                  262.1         262.1         262.1         262.1        262.1        262.1
   % of sales                            8.6%          8.4%          8.3%          8.2%         8.1%         7.9%

EBITDA                                1,210.6       1,408.0       1,436.6       1,452.8      1,470.1      1,487.6
   % of sales                           39.6%         45.1%         45.3%         45.2%        45.2%        45.1%

  DEPREC./AMORT.                         80.7          80.7          80.7          80.7         80.7         80.7

EBIT                                  1,129.9       1,327.3       1,355.9       1,372.1      1,389.4      1,406.9
   % of sales                           37.0%         42.5%         42.8%         42.7%        42.7%        42.6%

  INTEREST EXPENSE                      114.2         114.2         114.2         114.2        114.2        114.2
  INTEREST INCOME                         0.0           0.0           0.0           0.0          0.0          0.0
  LEASE EXPENSE                           0.0           0.0           0.0           0.0          0.0          0.0
  OTHER INC/EXP                           0.0           0.0           0.0           0.0          0.0          0.0

EBT                                   1,015.8       1,213.1       1,241.7       1,257.9      1,275.3      1,292.7

  TAXES FED/ST.                           0.0           0.0           0.0           0.0          0.0          0.0
  EXTRAORDINARY                           0.0           0.0           0.0           0.0          0.0          0.0

EAT                                   1,015.8       1,213.1       1,241.7       1,257.9      1,275.3      1,292.7
  % ROS                                 33.3%         38.8%         39.2%         39.2%        39.2%        39.2%

PROGRAMMED MAINTENANCE                  152.7         156.2         158.4         160.6        162.8        165.0
------------------------------------------------------------------------------------------------------------------



                                                    Ragen MacKenzie Incorporated
                                                              Investment Banking

HISTORICAL AND PROJECTED INCOME STATEMENTS

SUPER 8 MOTELS NORTHWEST II (CONSOLIDATED)                            FINANCIALS

COMPANY'S STATEMENTS OF ANNUAL EARNINGS ($ THOUS.)

                                                        HISTORICAL                  SEPT. 30
                                         ----------------------------------------------------
                                            1995           1996          1997          1998
                                         ----------------------------------------------------
REVENUE                                       0.0        3,600.4       3,245.9       3,227.9
   rooms                                      0.0        3,500.0       3,132.8       3,118.8
   other motel related                        0.0          100.4         113.1         109.1

  DIRECT OPER. EXP.                       1,054.8        1,201.4       1,210.0       1,228.0
   payroll & related                        539.4          657.4         659.3         669.3
   supplies & maintenance                   132.0          171.3         176.1         179.1
   utilities                                160.1          195.4         192.2         192.2
   other motel related                      223.3          177.3         182.4         187.4

GROSS PROFIT                             (1,054.8)       2,399.0       2,035.9       1,999.9
       Gross Margin                          0.0%          66.6%         62.7%         62.0%

  INDIRECT OPER. EXP.                       471.5          403.5         455.1         427.1
   taxes & fees                             230.2          173.1         210.9         198.9
   advertising & promo.                     175.1          187.9         202.9         199.9
   bank & credit card chgs                    0.0            0.0           0.0           0.0
   other motel related                       66.2           42.5          41.3          28.3
   % of sales                                0.0%          11.2%         14.0%         13.2%

MGMT. & FRANCHISE FEES                      355.4          319.6         287.5         265.2
   % of sales                                0.0%           8.9%          8.9%          8.2%

EBITDA                                   (1,881.7)       1,675.9       1,293.3       1,307.6
   % of sales                                0.0%          46.5%         39.8%         40.5%

  DEPREC./AMORT.                             65.9          191.1         190.7         182.7

EBIT                                     (1,947.6)       1,484.8       1,102.6       1,124.9
   % of sales                                0.0%          41.2%         34.0%         34.8%

  INTEREST EXPENSE                          105.1          244.0         224.5         216.5
  INTEREST INCOME                             0.0            1.4           0.0           0.0
  LEASE EXPENSE                               0.0          143.9         146.5         147.5
  OTHER INC/EXP                               0.0            0.0           0.0           0.0

EBT                                      (2,052.7)       1,098.3         731.6         760.9

  TAXES FED/ST.                               0.0            0.0           0.0           0.0
  EXTRAORDINARY                               0.0            0.0           0.0           0.0

EAT                                      (2,052.7)       1,098.3         731.6         760.9
  % ROS                                      0.0%          30.5%         22.5%         23.6%

PROGRAMMED MAINTENANCE                      460.3           77.5         105.2         342.2
---------------------------------------------------------------------------------------------



                                                                 PROJECTED YEAR-END DECEMBER 31,
                                            ---------------------------------------------------------------------------
                                              1998          1999          2000          2001          2002        2003
                                            ---------------------------------------------------------------------------
REVENUE                                     3,245.9       3,238.0       3,283.0       3,329.0      3,329.0     3,329.0
   rooms                                    3,132.8       3,124.9       3,169.9       3,215.9      3,215.9     3,215.9
   other motel related                        113.1         113.1         113.1         113.1        113.1       113.1

  DIRECT OPER. EXP.                         1,331.0       1,237.8       1,252.7       1,280.2      1,305.8     1,332.0
   payroll & related                          725.2         674.5         682.6         697.6        711.5       725.8
   supplies & maintenance                     193.7         180.2         182.3         186.3        190.0       193.9
   utilities                                  211.4         196.6         199.0         203.4        207.4       211.6
   other motel related                        200.6         186.6         188.8         193.0        196.8       200.8
                                                0.0           0.0           0.0           0.0          0.0         0.0
GROSS PROFIT                                1,914.9       2,000.2       2,030.3       2,048.8      2,023.2     1,997.0
       Gross Margin                           59.0%         61.8%         61.8%         61.5%        60.8%       60.0%

  INDIRECT OPER. EXP.                         464.2         473.5         483.0         492.6        502.5       512.5
   taxes & fees                               215.1         219.4         223.8         228.3        232.9       237.5
   advertising & promo.                       207.0         211.1         215.3         219.6        224.0       228.5
   bank & credit card chgs                      0.0           0.0           0.0           0.0          0.0         0.0
   other motel related                         42.1          43.0          43.8          44.7         45.6        46.5
   % of sales                                 14.3%         14.6%         14.7%         14.8%        15.1%       15.4%

MGMT. & FRANCHISE FEES                        287.5         287.5         287.5         287.5        287.5       287.5
   % of sales                                  8.9%          8.9%          8.8%          8.6%         8.6%        8.6%

EBITDA                                      1,163.2       1,239.2       1,259.9       1,268.6      1,233.2     1,197.0
   % of sales                                 35.8%         38.3%         38.4%         38.1%        37.0%       36.0%

  DEPREC./AMORT.                              176.4         176.4         176.4         176.4        176.4       176.4

EBIT                                          986.8       1,062.8       1,083.5       1,092.2      1,056.8     1,020.6
   % of sales                                 30.4%         32.8%         33.0%         32.8%        31.7%       30.7%

  INTEREST EXPENSE                            229.0         286.2         294.8         299.2        305.2       311.3
  INTEREST INCOME                               0.0           0.0           0.0           0.0          0.0         0.0
  LEASE EXPENSE                                 0.0           0.0           0.0           0.0          0.0         0.0
  OTHER INC/EXP                                 0.0           0.0           0.0           0.0          0.0         0.0

EBT                                           757.8         776.5         788.6         793.0        751.6       709.3

  TAXES FED/ST.                                 0.0           0.0           0.0           0.0          0.0         0.0
  EXTRAORDINARY                                 0.0           0.0           0.0           0.0          0.0         0.0

EAT                                           757.8         776.5         788.6         793.0        751.6       709.3
  % ROS                                       23.3%         24.0%         24.0%         23.8%        22.6%       21.3%

PROGRAMMED MAINTENANCE                        162.3         161.9         164.2         166.5        166.5       166.5
-----------------------------------------------------------------------------------------------------------------------




                                                    Ragen MacKenzie Incorporated
                                                              Investment Banking

OPINION LETTER






                                                    Ragen MacKenzie Incorporated
                                                              Investment Banking

ENGAGEMENT LETTER






                                                    Ragen MacKenzie Incorporated
                                                              Investment Banking